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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of U.S. Franchise Systems, Inc. on Form S-8 of our report dated February 20, 1998 (March 17, 1998 as to Note 15 and April 1, 1998 as to Note 14) appearing in the Current Report on Form 8-K of U.S. Franchise Systems, Inc. dated April 22, 1998.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Atlanta, Georgia
April 22, 1998